Company Contact:
Investor Contact: Berkman Associates (310) 277-5162 info@BerkmanAssociates.com	Alan Magerman Chairman & CEO (760)4384004 xenonics@xenonics.com

Xenonics Announces Fiscal 2004 Outlook

Expects Continued Growth in Fiscal 2005

CARLSBAD, CALIFORNIA — December 7, 2004 — XENONICS HOLDINGS, INC. (NASDAQ:XNNC) announced today that it expects to report revenue for the fiscal year ended September 30, 2004 of approximately $11.9 million and pretax earnings of approximately $1.6 million. For fiscal 2003, a nine-month “stub” year due to a change in fiscal year end, the company reported revenue of $1.58 million and a net loss of $1.96 million, or $0.15 per share. The company expects to report audited financial results for fiscal 2004 later this month.

Xenonics’ NightHunter illumination systems pack the power of a searchlight into a compact device that can illuminate objects more than a mile away with no “black hole” to obstruct the field of view. “We are proud that our products are saving lives and contributing to the success of dangerous missions in Iraq, Afghanistan and other hot spots by giving our troops the critical advantage of seeing the farthest in the dark in both visible and undetectable infrared light, helping them do their difficult jobs better and more safely,” said Chairman and CEO Alan Magerman. “We see long-term growth opportunities for our NightHunter systems in applications ranging from defense to homeland security, law enforcement, fire, emergency, search and rescue, and related commercial and recreational markets. We also are excited about the growth potential of the new products we plan to launch in 2005 that will address new markets for our illumination and night vision technologies.”

About Xenonics

Xenonics is a leader in the development and production of advanced, lightweight and compact ultra-high intensity lighting products for military, law enforcement, public safety, and commercial and private sector applications. Currently, NightHunters are in use by every branch of the U.S. Armed Forces as well as a wide variety of law enforcement and security agencies. Using its breakthrough patented technology, Xenonics provides innovative solutions for customers that demand the ability to see farther so that they can do their job better and safer. Xenonics’ products deliver a quantum leap in performance over other illumination technologies and represent the next generation in small, high intensity, high efficiency lighting systems. Visit Xenonics on the web at www.xenonics.com.

Forward-Looking Statements

Except for the historical statements and discussions above, our statements above constitute forward-looking statements within the meaning of section 21E of the Securities Exchange Act of 1934. These forward-looking statements reflect our management’s current views with respect to future events and financial performance; however, you should not put undue reliance on these statements. Factors that could cause these forward-looking statements to differ include delays in development, marketing or sales of new products. When used, the words “anticipates,” “believes,” “expects,” “intends,” “future,” and other similar expressions identify forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties. We believe our management’s assumptions are reasonable, nonetheless, it is likely that at least some of these assumptions will not come true. Accordingly, our actual results will probably differ from the outcomes contained in any forward-looking statement, and those differences could be material. Factors that could cause or contribute to these differences include, among others, those risks and uncertainties discussed in our periodic reports on Form 10-K and 10-Q and our other filings with the Securities and Exchange Commission. Should one or more of the risks discussed , or any other risks, materialize, or should one or more of our underlying assumptions prove incorrect, our actual results may vary materially from those anticipated, estimated, expected or projected. In light of the risks and uncertainties, there can be no assurance that any forward-looking statement will in fact prove to be correct. We undertake no obligation to update or revise any forward-looking statements.

* * *
* * #3743